UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2014

WESTMORELAND COAL COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	001-11155	23-1128670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9450 South Maroon Circle, Suite 200, Englewood, CO 80112

(Address of principal executive offices) (Zip code)

(855) 922-6463

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As was previously announced, on December 24, 2013 Westmoreland Coal Company (the “Company”) and its Canadian subsidiary, Westmoreland Canada Holdings, Inc. entered into an Arrangement Agreement (the “Arrangement Agreement”) with Sherritt International Corporation and Altius Minerals Corporation, among others, pursuant to which the Company will acquire two Sherritt subsidiaries, Prairie Mines & Royalty Ltd. (“PMRL”) and Coal Valley Resources Inc. (“CVRI”). The Arrangement Agreement is being filed as Exhibit 99.5 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2014, the Board of the Company appointed Mr. Keith E. Alessi an officer of the Company with the title of Executive Chairman. Mr. Alessi, age 59, has held several different positions with Westmoreland since 2007, including President, Chief Executive Officer and other various interim roles. Beginning in April 2013, Mr. Alessi assumed the Executive Chairman position on the Board concentrating on strategic issues, acquisitions and capital opportunities. In order to take full advantage of Mr. Alessi’s depth of experience, he has shifted to an employee role in Edmonton, Alberta, to facilitate an efficient transition of the Sherritt business into Westmoreland.

For the bulk of the past seven years, Mr. Alessi has led the Company as its President and CEO, including guiding the Company’s acquisition of the Kemmerer Mine from Chevron in 2012. Prior to joining the Company, Mr. Alessi had served as a senior executive officer for over 30 years at a number of public companies. Mr. Alessi currently serves as a member of the board of directors of MWI Veterinary Supply, Inc. and has served as a director on numerous public company boards over the past 30 years. Mr. Alessi has a MBA from the University of Michigan and a BS from Wayne State University. He is also a Certified Public Accountant. There are no arrangements or understandings between Mr. Alessi and any other persons pursuant to which he was selected as Executive Chairman. There are also no family relationships between Mr. Alessi and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company and Mr. Alessi are engaged in discussions regarding the terms of Mr. Alessi’s employment agreement for his services as the Company’s Executive Chairman and therefore the terms of the employment agreement have not yet been finalized. Upon the final determination of the terms of Mr. Alessi’s employment agreement, the Company will file an amendment to this Current Report on Form 8-K to provide such information.

Item 7.01 Regulation FD Disclosure

The following information, including information contained in Exhibits 99.1, 99.2, 99.3 and 99.4, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as such shall be expressly set forth by specific reference in such a filing.

On January 22, 2014, Westmoreland Coal Company announced that it proposes to raise approximately $400 million through an offering of senior notes. The proceeds from the notes offering would be used primarily to pay the purchase price and related expenses for Westmoreland’s previously announced acquisition of coal mining operations of Sherritt International Corporation and to prepay the outstanding senior notes issued by its subsidiary, Westmoreland Mining, LLC. The consummation of the notes offering is subject to market and other conditions.

In connection with its offering of senior notes, the Company intends to provide potential investors with an offering memorandum that contains information not previously disclosed by the Company. Certain material information presented in such offering memorandum is included in Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, which information is incorporated by reference into this Item 7.01.

This Form 8-K and exhibits hereto shall not constitute an offer to sell or the solicitation of an offer to buy the securities referenced herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The pro forma financial statements and other information furnished herewith contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements involve known and unknown risks, which may cause our actual results to differ materially from results expressed or implied by the forward looking statements. These risks include factors such as the uncertainty of negotiations to result in an agreement or a completed transaction, the uncertain nature of the expected benefits from the actual or expected acquisition, the uncertain nature of the announced acquisition, the ability to complete such transactions, risks associated with the integration of acquired assets, risks associated with the our industry or the economy generally, and other such matters discussed in the “Risk Factors” section of our filings with the SEC. The forward-looking statements in this report speak only as of the date of this report. Although we may from time to time voluntarily update our prior forward looking statements, we disclaim any commitment to do so except as required by securities laws.

Non-GAAP Financial Measures

We have included certain financial measures in this report, including the exhibits incorporated by reference, that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP, including EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, in each case on a consolidated basis. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA and Adjusted EBITDA as net income (loss) before the relevant items set forth in the EBITDA and Adjusted EBITDA reconciliation in Exhibit 99.3, and define Pro Forma Adjusted EBITDA as net income (loss) as adjusted as set forth on in Exhibit 99.3. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are included in this report because they are key metrics used by management to assess our operating performance on a stand-alone basis and on a pro forma basis including the Sherritt Acquisition, as applicable.

We believe EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:

•	are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and

•	help investors to more meaningfully evaluate the effect of the Sherritt Acquisition on our operations.

None of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA is a measure calculated in accordance with GAAP. The items excluded from EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are significant in assessing our operating results. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	do not reflect income tax expenses or the cash requirements necessary to pay income taxes;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of our debt obligations.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in our industry and in other industries may calculate EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA differently from the way that we do, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA only as supplemental data.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 22, 2014

99.2	Excerpts from Offering Memorandum

99.3	Unaudited Pro Forma Condensed Combined Financial Information

99.4	Historical Financial Information of PMRL and CVRI

99.5*	Arrangement Agreement among Westmoreland Coal Company, Sherritt International Corporation, Altius Minerals Corporation and other parties named therein, dated December 24, 2014

*	Confidential portions of this exhibit have been redacted pursuant to a confidential treatment request filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: January 23, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton
General Counsel and Secretary